Investor Presentation Fourth Quarter and Year Ended 2024 Nasdaq: CARE

Forward-Looking Statement 2 This information contains or incorporates certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements relating to our financial condition, market conditions, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality and nonaccrual and nonperforming loans. Forward looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “ believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumption that are difficult to predict and often are beyond the Company’s control. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements including, but not limited to the effects of: market interest rates and the impacts of market interest rates on economic conditions, customer behavior, and the Company’s loan and securities portfolios; inflation, market and monetary fluctuations; changes in trade, monetary and fiscal policies and laws of the U.S. government, including policies of the Federal Reserve, FDIC and Treasury Department; changes in accounting policies, practices, or guidance, for example, our adoption of Current Expected Credit Losses (“CECL”) methodology, including potential volatility in the Company’s operating results due to application of the CECL methodology; cyber-security threats, attacks or events; rapid technological developments and changes; our ability to resolve our nonperforming assets and our ability to secure collateral on loans that have entered nonaccrual status due to loan maturities and failure to pay in full; changes in the Company’s liquidity and capital positions; concentrations of loans secured by real estate, particularly commercial real estate, and the potential impacts of changes in market conditions on the value of real estate collateral; increased delinquency and foreclosure rates on commercial real estate loans; an insufficient allowance for credit losses; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, war and other military conflicts (such as the ongoing war between Russia and Ukraine) or public health events (such as the COVID-19 pandemic), and of any governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of the Company's borrowers to satisfy their obligations to the Company, on the value of collateral securing loans, on the demand for the Company's loans or its other products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of the Company's business operations and on financial markets and economic growth; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including our relationship with regulators and any actions that may be initiated by our regulators; legislation affecting the financial services industry as a whole, and the Company and the Bank, in particular; the outcome of pending and future litigation and/or governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating acquired operations will be more difficult, disruptive or more costly than anticipated; the soundness of other financial institutions and any indirect exposure related to recent large bank failures and their impact on the broader market through other customers, suppliers and partners or that the conditions which resulted in the liquidity concerns with those failed banks may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships with; material increases in costs and expenses; reliance on significant customer relationships; general economic or business conditions, including unemployment levels, supply chain disruptions and slowdowns in economic growth; significant weakening of the local economies in which we operate; changes in customer behaviors, including consumer spending, borrowing and saving habits; changes in deposit flows and loan demand; our failure to attract or retain key associates; expansions or consolidations in the Company’s branch network, including that the anticipated benefits of the Company’s branch acquisitions or the Company’s branch network optimization project are not fully realized in a timely manner or at all; deterioration of the housing market and reduced demand for mortgages; and re- emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses. Many of these factors, as well as other factors, are described in our filings with the SEC including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. All risk factors and uncertainties described herein and therein should be considered in evaluating the Company’s forward-looking statements. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are prepared. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events are expressed in or implied by a forward-looking statement may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update, revise or clarify any forward-looking statement to reflect developments occurring after the statement is made.

Table of Contents 3 SECTION 01 Overview 4-14 SECTION 02 Financial Highlights 15-26 SECTION 03 Asset Quality 27-33 SECTION 04 Deposit Mix 34-36 SECTION 05 Commercial Loans 37-46 SECTION 06 Non-GAAP Reconciliation 47-52

Overview SECTION 01

5As of December 31, 2024 Company History Focused on the future. A well-capitalized franchise with momentum 1974 Bank established de novo in 1974 as First National Bank of Rocky Mount, VA 2006 Carter Bank & Trust charter established in 2006 with the merger of ten banks 2020 Carter Bankshares, Inc. holding company established in Q4 2020 with the assets of Carter Bank & Trust 2024 Carter Bankshares, Inc. unveiled a new logo and a refreshed visual brand identity to reflect our revitalized focus Celebrated 50 years of Community Banking and our founder Worth H. Carter, Jr. – Unveiled a new brand identity centered entirely around the people who matter most—the customers and associates and the communities we serve – Launched a new logo, color palette, messaging, tagline "Life Lived Full" and nomenclature that shortens the Bank name to Carter Bank – Announced the intent to acquire First Reliance Bank's two North Carolina branches – Branch Network Expansion in strategic growth markets (Charlottesville and Raleigh) with Commercial and Retail Teams – Loan Production was $820.9 million of which 44% funded in 2024, with construction loans funding over the next 12-18 months _ Strong Deposit Growth of 11.6% – Strong Available Liquidity Position – Diversified and Granular Deposit base, approximately 78.5% Retail Customers Corporate Highlights $4.7B Assets – $3.6B Loans – $4.2B Deposits HQ Martinsville, Virginia – 65 Branches – 07 Corporate Centers – 03 Corporate Offices in Virginia Footprint Stats

As of Month XX, XXXX Regional Footprint 6 VIRGINIA N. CAROLINA Charlotte Martinsville Raleigh Greensboro Lynchburg Charlottesville Corporate Headquarters Regional Offices Branches Map Key 53 Total Branches in Virginia – Total VA Deposits $3.7B 12 Total Branches in North Carolina – Total NC Deposits $0.5B As of December 31, 2024

Leadership Team 7 Loran Adams Executive Vice President Director of Regulatory Risk Management 41 years in Industry 8 years at the Bank Tami Buttrey Executive Vice President Chief Retail Banking Officer 42 years in Industry 6+ years at the Bank Paul Carney Executive Vice President Chief Human Resources Officer 13 years in Industry 6+ years at the Bank Jane Ann Davis Executive Vice President Chief Administration Officer 41 years in Industry 41 years at the Bank Tony Kallsen Senior Executive Vice President Chief Credit Risk Officer 34 years in Industry 7+ years at the Bank Phyllis Karavatakis Senior Executive Vice President Special Projects 47 years in Industry 46 years at the Bank Richard Owen Executive Vice President Mortgage Banking & Corporate Sales Director 33 years in Industry 7+ years at the Bank Chrystal Parnell Executive Vice President Chief Marketing & Communications Officer 18 years in Industry 3+ years at the Bank Matt Speare Senior Executive Vice President Chief Operations Officer 23 years in Industry 7+ years at the Bank Rich Spiker Senior Executive Vice President Chief Operations Officer 36 years in Industry 7+ years at the Bank Litz Van Dyke Chief Executive Officer 39 years in Industry 8 years at the Bank Bradford Langs President Chief Strategy Officer 38 years in Industry 7+ years at the Bank Wendy Bell Senior Executive Vice President Chief Strategy Officer 40 years in Industry 7+ years at the Bank

As of Month XX, XXXX Rewarding Relationships 9 Regulators Customers Community Associates Investors Nurturing relationships and rewarding customers, associates, and shareholders. As of December 31, 2024

Corporate & Social Responsibility 10As of December 31, 2024 4,200 Volunteer Community Service Hours – 61 Nonprofits Supported by Associates Serving on Boards & Committees – $292,902 Charitable Donations & Sponsorships to Nonprofits – 84 Financial Education Classes Facilitated for 1,579 Students – 78,864 Pounds of Paper Recycled in 2024 Equating to 670 Trees or Over 161,671 kilowatts of Energy Saved Through the Bank’s FHLB Down Payment Assistance Programs, 111 grants totaling over $1,495,000 were disbursed in 2024 to first time home buyers or community partners, such as first responders, teachers, or hospital staff. Supported the victims of Hurricane Helene through on the ground volunteerism, supply drives, monetary donations, and in-kind donations. • $5,000 Donated • 2,515 In-Kind Donations (Water & Food) • Two Community Supply Drives • 148 Hours Volunteered During an all team Brand launch, associates assembled and donated 63 bicycles to three regional nonprofits serving Greensboro, Charlottesville, and the Roanoke Valley. These bicycles will empower people in need to reach jobs, attend appointments, and fulfill essential daily tasks.

As of Month XX, XXXX Investment Highlights Strong Financial Performance • Strong Liquidity & Capital Position • CET1 of 10.88% • ͏͏ACL coverage of 2.09% • ͏͏$1.4B of total available liquidity • ͏͏182.6% total available liquidity/ uninsured deposits Attractive Markets & Customers • Well Positioned in Virginia & North Carolina including Fast Growing Markets such as Charlottesville, Charlotte & Raleigh Executing Strategic Objectives • Investments in Human Capital & Technology Should Provide Operational Leverage Going Forward Strong Financial Performance Conservative Credit Culture • Extraordinarily well-reserved with our other segment reserve for the largest lending relationship • ͏͏Excluding the largest lending relationship, credit quality remains strong & underwriting remains conservative 11As of December 31, 2024

As of Month XX, XXXX Strategic Initiatives 12 Superior financial performance and operational excellence. Growing responsibly with financial safety and soundness in mind is an essential practice that enables the Bank to prosper and remain independent. We’re known for our ability to provide exceptional service and build long-lasting relationships with customers. We will continue to build upon this differentiation with exceptional experiences, strong relationships, and community impact by investing in ways to improve the customer experience and gain operational efficiencies. Grow Responsibly – Provide Exceptional Experience – Gain Operational Efficiency We will invest in human capital strategies to enhance the associate experience. We will continue to drive efficiency and process improvement across all levels of the organization, leveraging technology and automation. We will make significant investments in the new brand strategy working on updating and enhancing the image and reputation of the Bank. Invest Enhance Expand We will invest in human capital strategies to enhance the associate experience. We will continue to drive efficiency and process improvement across all levels of the organization, leveraging technology and automation. We will make significant investments in the new brand strategy working on updating and enhancing the image and reputation of the Bank. We will continue strategies to deepen existing relationships and acquire new relationships in current markets. We will focus on increasing market share in target growth markets. We will focus on expanding through organic growth and opportunistic acquisition. As of December 31, 2024

Expansion

Purchase of two North Carolina branches from First Reliance Bank

On December 10, 2024, Carter Bankshares entered into a definitive Purchase and Assumption Agreement with First Reliance Bancshares under which Carter Bank will acquire deposits and locations associated with First Reliance Bank's two branches in Mooresville and Winston-Salem. Pursuant to the terms of the Agreement, Carter Bank has agreed to assume certain deposit liabilities, and acquire cash, personal property and other fixed assets associated with the Winston-Salem and Mooresville branches.

Overview

$56M Deposits	**10** Associates
Q2/25 Expected Close Date	**02** Offices in North Carolina

"We are excited to announce a branch purchase agreement with First Reliance Bank that will enhance Carter Bank's overall growth. This transaction strengthens our presence, deepens our commitment to North Carolina, and further expands our network between Greensboro and Charlotte. We see this as a crucial step in optimizing our operations in Winston-Salem, as it gives us an immediate presence in the market, and we are gaining further market share in Mooresville. We believe that the Transaction will improve our profitability and deliver exceptional returns to our shareholders. We are looking forward to welcoming the First Reliance Bank customers and branch associates to Carter Bank."

— Litz Van Dyke, CEO

Carter Bankshares, Inc.

As of December 31, 2024 13

Safety & Soundness 14As of December 31, 2024 Capital Asset Quality Earnings 10.88% Common Equity Tier 1 Ratio (CET1) – 12.13% Total Risk-based Capital Ratio – 9.56% Leverage Ratio – $16.66 Book Value 0.13% Delinquency/Portfolio Loans – 7.15% NPL/Portfolio Loans1 – 2.09% ACL/Portfolio Loans2 – 0.46% Net Charge-offs/Portfolio Loans (YTD) 0.54% ROA (YTD) – 6.67% ROE (YTD) – 2.58% NIM (FTE) (YTD) – 80.95% Adjusted Efficiency Ratio (YTD) $1.4B Total Liquidity Sources – 10.94% Highly Liquid Assets/Total Assets – 66.84% Highly Liquid Assets/Uninsured Deposits – 182.56% Total Available Liquidity/Uninsured Deposits Liquidity 1 0.20% without the largest NPL relationship, see non-GAAP reconciliation 2 1.25% without the largest NPL relationship, see non-GAAP reconciliation

Financial SECTION 02

Balance Sheet & Income Statement

Operational Results	4Q 2024	3Q 2024	QTD Q/Q Change $	4Q 2023	QTD Y/Y Change $	YE 2024	YE 2023	YTD Change $
Net Interest Income	$ 29,148	$ 28,798	**$ 350**	$ 27,420	**$ 1,728**	$ 114,457	$ 122,310	**$ (7,853)**
(Recovery) Provision for Credit Losses	(5,114)	(432)	**(4,682)**	2,895	**(8,009)**	(5,039)	5,500	**(10,539)**
Provision (Recovery) for Unfunded Commitments	81	191	**(110)**	587	**(506)**	(7)	901	**(908)**
Noninterest Income	5,368	5,422	**(54)**	3,245	**2,123**	21,368	18,278	**3,090**
Noninterest Expense	28,866	27,433	**1,433**	29,072	**(206)**	110,002	105,466	**4,536**
Income Tax Expense	2,403	1,399	**1,004**	(1)	**2,404**	6,346	5,337	**1,009**
Net Income (Loss)	$ 8,280	$ 5,629	**$ 2,651**	$ (1,888)	**$ 10,168**	$ 24,523	$ 23,384	**$ 1,139**
Balance Sheet Condition								
Assets	$ 4,659,189	$ 4,613,435	**$ 45,754**	$ 4,512,539	**$ 146,650**			
Portfolio Loans, net	3,624,826	3,595,861	**28,965**	3,505,910	**118,916**			
Allowance for Credit Losses	(75,600)	(80,909)	**5,309**	(97,052)	**21,452**			
Securities	718,400	742,635	**(24,235)**	779,003	**(60,603)**			
Deposits	4,153,421	4,085,068	**68,353**	3,721,915	**431,506**			
Borrowings	70,000	90,000	**(20,000)**	393,400	**(323,400)**			
Shareholders' Equity	$ 384,313	$ 386,825	**$ (2,512)**	$ 351,243	**$ 33,070**			

$7.9M
Net Interest Income up YTD

$10.5M
(Recovery) for Credit Losses

$1.1M
Net Income up YTD

$118.9M
Loan Growth up Y/Y

$431.5M
Deposits up Y/Y

$323.4M
Borrowings down Y/Y

Carter Bankshares, Inc.
As of December 31, 2024 16

Financial / Shareholder Ratios

Shareholder Ratios	4Q 2024	3Q 2024	QTD Q/Q Change %	4Q 2023	QTD Y/Y Change %	YE 2024	YE 2023	YTD Change %
Diluted Earnings (Loss) Per Share (QTD & YTD)	$ 0.36	$ 0.24	**$ 0.12**	$ (0.08)	**$ 0.44**	$ 1.06	$ 1.00	**$ 0.06**

Financial Ratios	4Q 2024	3Q 2024	QTD Q/Q Change %	4Q 2023	QTD Y/Y Change %	YE 2024	YE 2023	YTD Change %
Return on Avg Assets (QTD & YTD)	0.71%	0.49%	**0.22%**	(0.17)%	**0.88%**	0.54%	0.53%	**0.01%**
Return on Avg Shareholders' Equity (QTD & YTD)	8.58%	5.99%	**2.59%**	(2.24)%	**10.82%**	6.67%	6.79%	**(0.12)%**
Net Interest Margin (FTE)(QTD & YTD)[1]	2.58%	2.59%	**(0.01)%**	2.49%	**0.09%**	2.58%	2.87%	**(0.29)%**
Adjusted Efficiency Ratio (QTD & YTD)[1]	82.76%	80.65%	**2.11%**	88.48%	**(5.72)%**	80.95%	72.54%	**8.41%**

Asset Quality Ratios	4Q 2024	3Q 2024	QTD Q/Q Change %	4Q 2023	QTD Y/Y Change %	YE 2024	YE 2023	YTD Change %
NPL / Portfolio Loans	7.15%	8.00%	**(0.85)%**	8.83%	**(1.68)%**			
NPA / Total Assets plus OREO	7.17%	8.04%	**(0.87)%**	8.89%	**(1.72)%**			
ACL / Portfolio Loans	2.09%	2.25%	**(0.16)%**	2.77%	**(0.68)%**			
Net Chg-offs / Portfolio Loans (QTD annualized)	0.02%	1.71%	**(1.69)%**	0.04%	**(0.02)%**	0.46%	0.07%	**0.39%**

- **Diluted EPS up $0.12 QTD Q/Q, up $0.44 QTD Y/Y & up $0.06 YTD**
- **ROA up 0.22% QTD Q/Q & up 0.88% QTD Y/Y**
- **ROE up 2.59% QTD Q/Q, up 10.82% QTD Y/Y**
- **NIM (FTE) up 0.09% QTD Q/Q**
- **NPL to total portfolio loans declined due to curtailment payments made by the Bank's largest NPL relationship. QTD payments of $28.9M and YTD payments of $49.9M**

[1]Non-GAAP Financial measure - see Non-GAAP reconciliation

Carter Bankshares, Inc.
As of December 31, 2024 17

Financial Performance Trends 18As of December 31, 2024 Net Income, in thousands $(45,858) $31,590 $50,118 $23,384 $24,523 2020 2021 2022 2023 2024 Adjusted Efficiency Ratio 75.20% 73.51% 60.67% 72.54% 80.95% 2020 2021 2022 2023 2024 ROA (1.12)% 0.76% 1.21% 0.53% 0.54% 2020 2021 2022 2023 2024 TCE 10.53% 9.86% 7.82% 7.78% 8.25% 2020 2021 2022 2023 2024 2 1 1 $16,334 1A loss of $57.7 million was recognized during the third quarter of 2020 related to a one-time charge resulting from goodwill impairment. This impairment charge reduced net income by $62.2 million, resulting in a net loss. 2 Non-GAAP Financial Measure - see Non-GAAP reconciliation

Capital Management

- Focus on maintaining a strong regulatory capital position in excess of regulatory thresholds.
- Ensure capital levels are commensurate with the Company's risk profile and strategic plan objectives.
- Since December of 2021, 3.8 million shares have been repurchased at a total cost of $59.8 million at an average cost per share of $15.95.

REGULATORY CAPITAL		
10.88%	12.13%	9.56%
TIER 1	TOTAL	LEVERAGE

	Carter Bankshares				
	Regulatory Well Capitalized	Actual	Excess ($) (In Thousands)	Excludes Impact of Large NPL	Excess ($) Excludes Impact of Large NPL (In Thousands)
Common Equity Tier 1 Ratio ("CET 1")	6.50%	10.88%	$ 180,570	12.51%	$ 240,332
Tier 1 Risk-based Ratio	8.00%	10.88%	118,663	12.51%	180,338
Total Risk-based Capital Ratio	10.00%	12.13%	88,045	13.77%	150,697
Leverage Ratio	5.00%	9.56%	214,037	10.65%	265,507
Critically Undercapitalized Category	Tangible equity to total assets ≤ 2%				
Capital Conservation Buffer	≤ 2.5% composed of CET 1				

	Actual ($) 12/31/24	Cumulative AOCL Impact 12/31/24	Other Segment Reserve Impact 12/31/24[1]
Book Value per Common Share	$ 16.66	$ (2.80)	$ (1.04)
		$(3.84)	
Adjusted Book Value[2]	**$ 20.50**		

[1]Non-GAAP Financial measure - see Non-GAAP reconciliation
[2]During 2024, $6.6M of the other segment reserve release from the $49.9M curtailment payments resulted in a $0.23 per share increase in book value.

Carter Bankshares, Inc.
As of December 31, 2024 19

Liquidity 20As of December 31, 2024 $ in thousands December 31, 2024 December 31, 2023 Change Cash and Due From Banks, including Interest-bearing Deposits $ 131,171 $ 54,529 $ 76,642 FHLB Borrowing Availability1 735,294 480,266 255,028 Unsecured Lines of Credit 30,000 50,000 (20,000) Collateralized Lines of Credit 45,000 — 45,000 Unpledged Investment Securities 418,350 563,537 (145,187) Excess Pledged Securities 33,022 61,774 (28,752) Total Liquidity Sources $ 1,392,837 $ 1,210,106 $ 182,731 $1.4B TOTAL AVAILABLE LIQUIDITY Continue to maintain a strong liquidity position: ▪ Ongoing FHLB collateral pledging1 ▪ Maintain three unsecured lines of credit ▪ Maintain one secured line of credit ▪ Majority of bond portfolio is unpledged ▪ Available sources to leverage unpledged bonds • Federal Reserve Discount Window • Federal Home Loan Bank of Atlanta • Secured Federal Funds Lines Strong coverage of uninsured deposits: ▪ Total available liquidity / uninsured deposits 182.6% 1For the periods presented above, the Company maintained a secured FHLB Borrowing Facility with FHLB of Atlanta equal to 25% of the Bank's assets approximating $1.2 billion, with available borrowing capacity subject to the amount of eligible collateral pledged at any given time.

Loan Composition

$ in thousands	For the Period Ending 12/31/2024	9/30/2024	12/31/2023	Variance Quarter	Year
Commercial Real Estate	$ 1,869,831	$ 1,857,997	$ 1,670,631	$ 11,834	$ 199,200
Commercial and Industrial	230,483	241,474	271,511	(10,991)	(41,028)
Residential Mortgages	777,471	782,930	787,929	(5,459)	(10,458)
Other Consumer	28,908	29,813	34,277	(905)	(5,369)
Construction	462,930	399,502	436,349	63,428	26,581
Other[1]	255,203	284,145	305,213	(28,942)	(50,010)
Total Portfolio Loans[2]	**$ 3,624,826**	**$ 3,595,861**	**$ 3,505,910**	**$ 28,965**	**$ 118,916**

- Total portfolio loans increased $118.9M, or 3.4% YoY due to loan growth, primarily in the commercial real estate and construction segments.
- 44% of Loan Production funded in 2024, with Construction loans funding over the next 12-18 months.
- Year-to-date loan growth was muted by $80.0M in loan pay-offs of two large commercial real estate loans.

Total Portfolio Loan Growth[3]



$2,947
2.15%
$2,812
(4.58)%
$3,149
11.98%
$3,506
11.34%
$3,625
3.39%
YE 2020
YE 2021
YE 2022
YE 2023
YE 2024
Portfolio Loans
Growth



CRE 52%
C&I 6%
Res Mtgs 21%
Construction 13%
Other 7%
Other Consumer 1%

Carter Bankshares, Inc.

[1] Other loans include unique risk attributes considered inconsistent with our current underwriting standards.
[2] Total Portfolio Loans is net of loans held-for-sale and Loan Portfolio Segments are sourced from Fed. Call Codes (RC-C).
[3] $ in millions

As of December 31, 2024 21

Loan Portfolio Repricing & Index 4Q2024 22As of December 31, 2024 Loan Portfolio by Rate Type Fixed $1,291 36% Floating $921 25% Variable $1,413 39% Loan Portfolio by Rate Index Type Fixed $1,291 36% Sofr $517 14% Prime $412 11% Treasury $1,405 39% $3.6B $3.6B 1Floating Rate Loans are defined as loans with contractual interest rate terms that allow the loan to reprice at least once each month. 2Variable Rate Loans are defined as loans with contractual interest rate terms that allow the loan to reprice at least once during the life of the loan agreement, but not more frequently than once per quarter. 3 $ in millions 3 3 3 3 3 3 3

Top Ten (10) Relationships (Total Commitment) 23As of December 31, 2024 For the Periods Ending Change % of Gross Loans % of RBC $ in thousands 12/31/2024 12/31/2023 1. Hospitality, Agriculture & Energy $ 251,982 $ 301,913 $ (49,931) 6.95% 50.32% 2. Retail Real Estate & Food Services 58,871 15,000 43,871 1.62% 11.76% 3. Retail Real Estate 52,913 53,576 (663) 1.46% 10.57% 4. Multifamily Development 52,855 53,683 (828) 1.46% 10.55% 5. Multifamily 51,990 27,090 24,900 1.43% 10.38% 6. Hospitality 49,661 51,185 (1,524) 1.37% 9.92% 7. Industrial & Retail Real Estate 46,199 21,803 24,396 1.27% 9.23% 8. Non-Owner Occupied / Commercial Real Estate 44,779 — 44,779 1.24% 8.94% 9. Warehouse 44,577 41,571 3,006 1.23% 8.90% 10. Multifamily & Student Housing 44,511 45,187 (676) 1.23% 8.89 % Top Ten (10) Relationships $ 698,338 $ 611,008 $ 87,330 19.27% 139.46 % Total Gross Loans $ 3,624,826 $ 3,505,910 $ 118,916 % of Total Gross Loans 19.27% 17.43% 1.84 % Concentration (25% of RBC) $ 125,190 $ 121,231

Bond Portfolio

$ in thousands	12/31/2024 Amortized Cost	12/31/2024 Net Unrealized (Losses)/ Gains	12/31/2024 Fair Value	12/31/2023 Amortized Cost	12/31/2023 Net Unrealized (Losses)/ Gains	12/31/2023 Fair Value
U.S. Government Agency Securities	$ 27,634	$ (684)	$ 26,950	$ 44,185	$ (358)	$ 43,827
Residential Mortgage-Backed Securities	106,593	(10,440)	96,153	110,726	(11,576)	99,150
Commercial Mortgage-Backed Securities	22,233	(646)	21,587	31,578	(415)	31,163
Other Commercial Mortgage-Backed Securities	24,064	(2,094)	21,970	24,522	(2,666)	21,856
Asset Backed Securities	127,978	(9,457)	118,521	150,832	(10,826)	140,006
Collateralized Mortgage Obligations	158,610	(10,022)	148,588	174,396	(12,863)	161,533
States and Political Subdivisions	262,879	(41,698)	221,181	263,557	(41,449)	222,108
Corporate Notes	70,750	(7,300)	63,450	70,750	(11,390)	59,360
Total Debt Securities	**$ 800,741**	**$ (82,341)**	**$ 718,400**	**$ 870,546**	**$ (91,543)**	**$ 779,003**

- The bond portfolio is 100% available-for-sale.
- Our portfolio consists of 46.9% of securities issued by United States government sponsored entities and carry an implicit government guarantee.
- States and political subdivisions comprise 30.8% of the portfolio and are largely general obligation or essential purpose revenue bonds, which have performed very well historically over all business cycles, and are rated AA and AAA.
- At December 31, 2024, the Company held 56.5% fixed rate and 43.5% floating rate securities.
- The material improvement in unrealized losses was largely due to bond maturities, amortizations and lower intermediate-term interest rates.
- Securities comprise 15.4% of total assets at December 31, 2024.
- Shorter maturity profile with an average life of 5.4 years; less interest rate risk with an effective duration of 3.99; and higher than peer book yield of 3.39%


Muni
31%
SBA
6%
ABS
8%
Corporates
9%
CMO
20%
CMBS
12%
MBS
14%
Agencies
0%

Carter Bankshares, Inc.
As of December 31, 2024 24

Deposit Composition 25As of December 31, 2024 For the Period Ending Variance $ in thousands 12/31/2024 9/30/2024 12/31/2023 QUARTER YEAR Lifetime Free Checking $ 634,436 $ 628,901 $ 685,218 $ 5,535 $ (50,782) Interest-Bearing Demand 726,947 649,005 481,506 77,942 245,441 Money Market 512,162 504,206 513,664 7,956 (1,502) Savings 355,506 372,881 454,876 (17,375) (99,370) Certificates of Deposits 1,924,370 1,930,075 1,586,651 (5,705) 337,719 Total Deposits $ 4,153,421 $ 4,085,068 $ 3,721,915 $ 68,353 $ 431,506 • Total deposits increased $431.5M YoY • Diversified and granular deposit base, approximately 78.5% Retail Customers • Approximately 81.6% of Deposits, including Collateralized Muni deposits are FDIC Insured • Partnership with IntraFi for available coverage over $250K FDIC insured limit CDs 46% Savings 9% DDA Int. Bearing 18% DDA Int. Free 15% MMA 12% Total Deposits Composition $709 $748 $706 $685 $634 $2,976 $2,950 $2,927 $3,037 $3,519 Noninterest-bearing Deposits Interest-bearing Deposits YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 1 1 Period end balances at, $ in millions

As of Month XX, XXXX Past Present Future Deposit Mix - 12/31/2017 Deposit Mix - 12/31/2024 Deposit Mix - Target Deposits 26 Goal is to enhance and diversify funding sources with a focus on lower cost/core relationships (both retail and commercial): •Deposits currently stand at $4.2B •CD Portfolio ($1.9B) is relatively short with 89.2% of the retail portfolio scheduled to mature within 12 months and 97.5% of the retail portfolio scheduled to mature within 24 months, allowing for opportunities to lower deposit costs quickly when short term rates begin to ease •Multiple strategies are in place to grow all non maturity deposit accounts with a focus on lower cost of funds •Established product road map and working to expand deposit offerings for retail and commercial customers As of December 31, 2024 CDs 56% DDA - Int. Free 14% DDA - Int. Bearing 7% MM 3% Savings 20% CDs 30% DDA - Int. Free 25% DDA - Int. Bearing 10% MM 15% Savings 20% DDA Int. Free 15% DDA Int. Bearing 18% CDs 46% MMA 12% Savings 9%

Asset Quality SECTION 03

Asset Quality 28As of December 31, 2024 $252 $5, $1, $1 YE 20241 Nonperforming Loan Breakdown YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 NPL CRE $ 22 $ 3 $ 2 $ 1 $ 1 C&I 1 1 — — 1 Res. Mtg. 5 1 1 4 5 Other Consumer 4 2 4 — — Construction — — — 3 — Other — — — 302 252 Total NPL $ 32 $ 7 $ 7 $ 310 $ 259 1 1 $259 $1 YE 20241 Nonperforming Assets YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 NPA NPLs $ 32 $ 7 $ 7 $ 310 $ 259 OREO 16 11 8 2 1 Total NPA $ 48 $ 18 $ 15 $ 312 $ 260 11 Delinquency / Portfolio Loans 6 2 5 6 5 2,947 2,812 3,149 3,506 3,625 0.21% 0.06% 0.15% 0.17% 0.13% Delinquency Portfolio Loans Delinquency / Portfolio Loans YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 Nonperforming Loans / Total Portfolio Loans $2,947 $2,812 $3,149 $3,506 $3,625 32 7 7 310 259 2,915 2,805 3,142 3,196 3,366 1.09% 0.26% 0.21% 8.83% 7.15% Nonperforming Loans Performing Loans Nonperforming Loans/ Total Portfolio Loans YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 1The Company placed commercial loans in the Other segment of the Company's loan portfolio, relating to the Bank's largest credit relationship, which has a current principal balance of $252.0 million in nonaccrual status due to loan maturities and failure to pay in full during the second quarter of 2023. $ in millions

Delinquency Trends 29As of December 31, 2024 Past Due Loans / Total Portfolio Loans 0.22% 0.06% 0.15% 0.17% 0.13% 0.19% 0.05% 0.08% 0.16% 0.13% 0.03% 0.01% 0.07% 0.01% $6,404 $1,670 $4,837 $6,032 $4,828 30-59 Days PD 60-89 Days PD Total PD Amt YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 —% 0.06% 0.12% 0.18% 0.24% $— $3,000 $6,000 $9,000 $12,000 $'s in thousands

Delinquency Trends

Delinquency Trends


$4,828
0.13%
$259,349
7.15%
$3,360,649
92.72%
30-89 Days Past Due
NPL
Current

$ in thousands	Current	30-89 Days Past Due	NPL	Total Portfolio Loans
	December 31, 2024			
Commercial Real Estate	$ 1,866,013	$ 2,642	$ 1,176	$ 1,869,831
Commercial and Industrial	229,225	180	1,078	230,483
Residential Mortgages	771,689	917	4,865	777,471
Other Consumer	28,582	306	20	28,908
Construction	461,919	783	228	462,930
Other[1]	3,221	—	251,982	255,203
Total	$ 3,360,649	$ 4,828	$ 259,349	$ 3,624,826

COMMENTARY:

- The $252.0M commercial loans placed in "other" which comprises the largest lending relationship represents 97.2% of the total nonperforming loans
- Excluding the largest lending relationship, the YE 2024 NPL & delinquency ratios are significantly better than peers (0.20% vs 0.55%) and (0.13% vs 0.37%), respectively

[1]Represents the Bank's largest lending relationship with a current principal balance of $252.0 million placed on nonaccrual status during the second quarter of 2023.
Note: Other Real Estate Owned was $0.7 million as of December 31, 2024.
Note: Peers include BHB, AROW, BHB, CCBG, CCNE, CFFI, CHCO, CTBI, FBMS, FCBC, FRST, GSBC, HTBI, MPB, MVBF, ORRF, PFIS, RBCA.A, SHBI, SMBK, SYBT, UVSP WASH

Carter Bankshares, Inc.
As of December 31, 2024
30

Nonperforming Relationships 31As of December 31, 2024 Nonaccrual Balance Change Comments $ in thousands 12/31/2024 12/31/2023 1. Other1 $ 251,982 $ 301,913 $ (49,931) Other 2. Residential Construction 2,053 2,090 (37) Residential Construction 3. Commercial & Industrial 1,026 — 1,026 Purchase Business Equipment 4. Residential 527 — 527 Residential Mortgage Loan 5. CRE 419 689 (270) Commercial Property 6. Residential — 825 (825) Residential Mortgage Loan 7. Residential — 1,142 (1,142) Residential Mortgage Loan 8. Construction — 808 (808) Residential Lot Developer Subtotal: Top Nonaccrual Loans $ 256,007 $ 307,467 $ (51,460) Total Nonaccrual Loans $ 259,349 $ 309,535 $ (50,186) Top Nonaccrual Loans / Total Nonaccrual Loans 98.71% 99.33% (0.62) % Total Portfolio Loans $ 3,624,826 $ 3,505,910 $ 118,916 Total Nonaccrual Loans / Total Portfolio Loans 7.15% 8.83% (1.68) % Total Nonaccrual Loans excluding "Other1" / Total Portfolio Loans 0.20% 0.22% (0.02) % 1 The Company placed commercial loans in the Other segment of the Company’s loan portfolio, relating to the Bank’s largest lending relationship which has a current principal balance of $252.0 million, on nonaccrual status due to loan maturities and failure to pay in full during the second quarter of 2023.

Loan Portfolio - Risk Ratings 32As of December 31, 2024 Portfolio Credit Quality Trend $2,947 $2,812 $3,149 $3,506 $3,625 $2,523 $2,616 $2,992 $3,192 $3,351 $238 $186 $142 $310 $267 $186 85.6% 93.0% 95.0% 91.1% 92.4% Pass Substandard Special Mention % of Pass to Total YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 $— $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 10 15 4 Portfolio Credit Quality Trend $424 $196 $157 $314 $274 $238 $186 $142 $310 $267 $186 $10 $15 $4 $7 97.5% 94.3% Substandard Special Mention % of "Other " to Substandard YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 $— $120 $240 $360 $480 7 1 1 The Company placed $301.9 million of commercial loans in the Other segment of the Company’s loan portfolio, relating to the Bank’s largest lending relationship which has a current principal balance of $252.0 million on nonaccrual status due to loan maturities and failure to pay in full during the second quarter of 2023. $ in millions

Net Charge-offs & Provision Expense 33As of December 31, 2024 ACL Composition & ACL Coverage Ratio $54,074 $95,939 $93,852 $97,052 $75,600 $38,824 $94,974 $93,183 $42,738 $44,895 $15,250 $965 $669 $54,314 $30,705 1.83% 3.41% 2.98% 2.77% 2.09% General Reserves Individually Evaluated Loan Reserves ACL to Total Portfolio Loans YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 10 Net Charge-offs & Provision Expense $2,694 $23,127 $4,506 $2,300 $16,413 $18,006 $3,350 $2,419 $5,500 $(5,039) 0.09% 0.79% 0.15% 0.07% 0.46% Net Charge-offs Provision Expense Net Charge-offs / Average Loans YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 $(7,500) $(5,000) $(2,500) $— $2,500 $5,000 $7,500 $10,000 $12,500 $15,000 $17,500 $20,000 $22,500 $25,000 1 4 2 3 1 Included in 2021 is the $61.6 million Day 1 adjustment related to the adoption ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. 2 YTD Net charge-offs for 2021 consist of $9.2 million for nine sold loans that were a part of two relationships in 3Q21 and $6.3 million and $1.9 million in 2Q21 for the resolution of our two largest nonperforming credits, which were previously reserved. 3 YTD Net charge-offs for YE 2024 consist of a $15.0 million principal charge-off related to the Other segment of the loan portfolio. 4 The individually evaluated loans increased $53.6 million during the second quarter of 2023 due to our largest lending relationship, that was previously reserved in general reserves within the Other segment, moved to nonperforming status and is currently individually evaluated. $ in thousands $ in thousands

Deposit Mix SECTION 04

Deposits 35As of December 31, 2024 Total Deposit Composition $3,685 $3,698 $3,633 $3,722 $4,153 $709 $748 $706 $685 $634 $2,976 $2,950 $2,927 $3,037 $3,519 Noninterest-bearing deposits Interest-bearing deposits YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 $— $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 Insured/Uninsured Deposits $762.9 18.4% $186.4 4.5% $3,204.1 77.1% Uninsured Deposits Collateralized Muni Insured Deposits • Well-diversified deposit base of 211,873 customers ◦ average commercial deposit account balance is $48.3K ◦ average retail deposit account balance is $15.8K • Deposit mix of 78.5% Consumer / 21.5% Business • At December 31, 2024, the Bank had no deposit relationships greater than, or equal to, 2.0% of total deposits. • Partnership with IntraFi for available coverage over $250K FDIC insured limit. 1 2 1 Period end balances, $ in millions 2Collateralized Muni deposits are FDIC insured up to $250,000. All balances in excess of $250,000 are fully collateralized with eligible securities

Net Interest Income & NIM 0.94% 0.57% 0.50% 1.73% 2.41%3.74% 3.41% 4.01% 4.60% 4.99% 2.80% 2.84% 3.51% 2.87% 2.58% Total Cost of Funds Yield on Interest-earning Assets Net Interest Margin YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 Net Interest Income 36As of December 31, 2024 $252 Avg. Earning Assets & Yield $3,834 $3,972 $4,024 $4,294 $4,459 3.74% 3.41% 4.01% 4.60% 4.99% Avg. Earning Assets Yield on Earning Assets YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 Avg. Interest-Bearing Liabilities & Costs $2,969 $2,974 $3,044 $3,321 $3,509 1.21% 0.76% 0.67% 2.23% 3.06% Avg. Interest-Bearing Liabilities Cost YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 1 2 Average balances, $ in millions 1 Cost of Funds incorporates the free funds contribution with the rate on total interest-bearing liabilities to illustrate the impact of noninterest-bearing liabilities on the overall cost of funds. 2 Computed on a fully taxable equivalent basis (FTE) using 21% federal income tax statutory rate for 2020 through 2024.

Commercial Loans SECTION 05

CRE Segment Overview 38As of December 31, 2024 $252 Total CRE: $2,545.6 Total CRE, excluding "Other": $2,369.6 1 Other CRE & Other Commercial Segments include, but are not limited to, Special / Limited Use, Church, Mobile Home Park, Gas Station, Self-Storage Facilities & Auto Shops 2 Includes restaurant loans of $35.2 million 2 2 1 1

Hospitality Metrics 39As of December 31, 2024 $252 • Total portfolio balance $354.7M • Geographic diversification (see map) • Mean loan size in portfolio $6.2M1 • Median of loans in portfolio $4.2M1 • The largest loan in portfolio $51.6M1 • 16.33% are under construction1 • Top 10 borrowers make up 45.80% of the total hospitality commitment1 • No delinquent loans in the hospitality portfolio1 • There are 12.37%* loans in the hospitality portfolio that are adversely classified or NPL1 • 91.54% of hospitality portfolio is funded1 4.82 RISK RATING LTV DEBT/KEY 52.2% $96K AVERAGE *Relates to the Company's largest lending relationship. 1Commitment Level

Hospitality Metrics 40As of December 31, 2024 $ in thousands Category Hospitality Portfolio Balance Percentage of Total Balance Hospitality Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Key - Total Commitment Hilton $ 117,167 33.0% $ 157,842 60.7% $ 7,811 $ 119 IHG 91,971 25.9% 100,666 55.3% 5,410 93 Upscale Independent/Boutique 61,499 17.4% 61,499 29.0% 20,500 83 Wyndham 23,356 6.6% 23,356 57.5% 2,336 40 Marriott 22,373 6.3% 35,142 47.9% 4,475 79 Independent 15,018 4.2% 15,077 50.9% 2,503 149 Radisson 10,647 3.0% 10,647 50.6% 2,662 36 Best Western 7,644 2.2% 7,644 36.2% 1,911 17 Choice 5,029 1.4% 5,029 46.0% 1,676 27 Hospitality Totals $ 354,704 100.0% $ 416,902 52.2% $ 5,476 $ 96 Category Hospitality Portfolio Balance Percentage of Total Balance Hospitality Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Key - Total Commitment North Carolina $ 183,389 51.7% $ 234,538 55.9% $ 4,702 $ 99 South Carolina 64,804 18.3% 75,794 60.6% 6,480 103 West Virginia 55,754 15.7% 55,754 24.4% 18,585 69 Virginia 40,333 11.4% 40,392 52.8% 3,103 107 Georgia 10,424 2.9% 10,424 55.1% 5,212 61 Hospitality Totals $ 354,704 100.0% $ 416,902 52.2% $ 7,616 $ 96

Multifamily Metrics 41As of December 31, 2024 $252 • Total portfolio balance $391.9M • Geographic diversification (see map) • Mean loan size in portfolio $4.2M1 • Median of loans in portfolio $287K1 • The largest loan in portfolio $35.5M1 • 48.08% are under construction1 • Top 10 borrowers make up 55.28% of the total multifamily commitment1 • There are no loans in the portfolio that are delinquent1 • There are no loans in the portfolio that are considered NPL1 • 1.62% of the portfolio is considered adversely classified1 • 87.60% of portfolio is funded1 4.84 RISK RATING LTV DEBT/DOOR 51.7% $102 AVERAGE 1 Commitment Level

Multifamily Metrics 42As of December 31, 2024 $252 Category Multifamily Portfolio Balance Percentage of Total Balance Multifamily Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Door - Total Commitment Multifamily $ 312,533 79.8% $ 454,905 50.8% $ 5,209 $ 113 Student 70,709 18.0% 70,709 62.1% 7,668 50 Participations in Affordable Housing 8,638 2.2% 10,429 19.7% 180 14 Other1 — — % 50 — % — — Multifamily Totals $ 391,880 100.0% $ 536,093 51.7% $ 3,264 $ 102 Category Multifamily Portfolio Balance Percentage of Total Balance Multifamily Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Door - Total Commitment Multifamily North Carolina $ 157,549 40.2% $ 266,725 51.3% $ 2,973 $ 122 Virginia 120,160 30.6% 152,563 47.4% 3,641 88 South Carolina 43,462 11.1% 46,095 52.0% 1,811 119 Student Housing Virginia 49,295 12.6% 49,295 60.0% 5,477 55 South Carolina 19,573 5.0% 19,573 68.2% 19,573 40 North Carolina 1,841 0.5% 1,842 51.2% 1,842 8 Multifamily Totals $ 391,880 100.0% $ 536,093 51.7% $ 5,886 $ 102 $ in thousands  1 The Other category consists of multifamily properties for which we do not have the data.

Retail Metrics 43As of December 31, 2024 $252 4.26 RISK RATING LTV DEBT/SQ FT 56.4% $130 AVERAGE • Total portfolio balance $435.6M** • Geographic diversification (see map) • Mean loan size in portfolio $2.8M1 • Median of loans in portfolio $1.1M1 • The largest loan in portfolio $28M1 • 15.00% are under construction1 • Top 10 borrowers make up 33.84% of the total retail commitment1 • There are no loans in the portfolio that are delinquent1 • 0.07% of this portfolio are considered adversely classified1 • 0.07% are in NPL status1 • 95.63% of retail portfolio is funded1 ** Excludes restaurant loans of $35.2 million 1 Commitment Level

Retail Metrics 44As of December 31, 2024 $252 Category Retail Portfolio Balance Percentage of Total Balance Retail Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Square Ft- Total Commitment Anchored Strip Centers $ 240,134 55.1% $ 243,735 58.8% $ 5,003 $ 119 Unanchored Strip Centers 92,705 21.3% 106,558 51.5% 1,655 157 Outparcels/Single Tenant 71,818 16.5% 74,821 54.3% 1,355 139 Power Centers2 28,496 6.5% 29,067 61.1% 7,124 102 Big Box 2,425 0.6% 2,425 45.1% 808 42 Retail Totals1 $ 435,578 100.0% $ 456,606 56.4% $ 3,189 $ 130 Category Retail Portfolio Balance Percentage of Total Balance Retail Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size North Carolina $ 262,971 60.4% $ 278,858 53.1% $ 2,988 Virginia 82,194 18.9% 82,548 65.2% 1,677 Georgia 36,314 8.3% 36,313 63.4% 4,539 South Carolina 29,872 6.9% 34,661 51.3% 1,991 Ohio 10,540 2.4% 10,540 58.2% 10,540 Florida 9,787 2.2% 9,787 75.9% 9,787 Maryland 3,521 0.8% 3,521 32.0% 3,521 West Virginia 379 0.1% 378 45.9% 378 Retail Totals1 $ 435,578 100.0% $ 456,606 56.4% $ 4,428 $ in thousands 1 Excludes restaurant loans of $35.2 million 2 A Power Center is a large outdoor shopping mall that usually includes three or more "Big Box" stores.

Office Metrics 45As of December 31, 2024 $252 • Total portfolio balance $229.4M • Geographic diversification (see map) • Mean loan size in portfolio $1.88M1 • Median of loans in portfolio $377K1 • The largest loan in portfolio $23M1 • 4.36% are under construction1 • Top 10 borrowers make up 57.56% of the total office commitment1 • There are no loans in the portfolio that are delinquent1 • 0.44% of loans are primarily rated special mention1 • 0.44% are in NPL status1 • 96.09% of office portfolio is funded1 4.31 RISK RATING DEBT/SQ FT $119 AVERAGE 1 Commitment Level

Office Metrics 46As of December 31, 2024 $ in thousands $252 Category Office Portfolio Balance Percentage of Total Balance Office Commitment Balance Avg. GL Balance Size Avg. of Debt per Square Ft- Total Commitment General Office Space $ 195,715 85.3% $ 213,144 $ 2,082 $ 124 Medical Offices 25,325 11.0% 26,305 1,583 83 Veterinary Offices 7,433 3.3% 13,529 391 102 Law Offices 949 0.4% 949 158 63 Office Totals $ 229,422 100.0% $ 253,927 $ 1,054 $ 119 Category Office Portfolio Balance Percentage of Total Balance Office Commitment Balance Avg. GL Balance Size Avg. of Debt per Square Ft- Total Commitment Virginia $ 101,845 44.4% $ 105,055 $ 1,922 $ 101 North Carolina 63,783 27.8% 80,599 1,276 126 South Carolina 38,865 17.0% 43,344 7,773 148 Maryland 6,670 2.9% 6,670 6,671 122 Georgia 5,310 2.3% 5,310 1,062 164 Tennessee 3,046 1.3% 3,046 1,523 54 West Virginia 2,437 1.1% 2,437 812 69 Ohio 1,924 0.8% 1,924 962 106 Michigan 1,647 0.7% 1,647 412 124 Conneticut 1,346 0.6% 1,346 449 92 Vermont 929 0.4% 929 464 165 Illinois 525 0.2% 525 525 131 Maine 372 0.2% 372 372 156 Indiana 290 0.1% 290 290 46 Kentucky 233 0.1% 233 233 74 Florida 200 0.1% 200 200 76 Office Totals $ 229,422 100.0% $ 253,927 $ 1,559 $ 119

Non-GAAP Reconciliation SECTION 06

Non-GAAP Statement 48As of December 31, 2024 Statements in this exhibit include non-GAAP financial measures and should be read along with the accompanying tables in our definitions and reconciliations of GAAP to non-GAAP financial measures. Management uses, and this exhibit references, the adjusted NPL/portfolio loans, adjusted ACL/portfolio loans, adjusted efficiency ratio, the adjusted book value and net interest income and net interest margin, each on a fully taxable equivalent, or FTE, basis, which are non-GAAP financial measures. Management believes the adjusted NPL/portfolio loans, adjusted ACL/portfolio loans, adjusted efficiency ratio, adjusted book value and net interest income and net interest margin on an FTE basis provide information useful to investors in understanding our underlying business, operational performance and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although management believes that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies.

Non-GAAP Reconciliation

Net interest income (FTE) (non-GAAP) and total Interest and dividend income (FTE) (non-GAAP) , which are used in computing net interest margin (FTE) (non-GAAP), and adjusted efficiency ratio (non-GAAP), respectively, provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.

	Quarter-to-Date			Year-to-Date	
Adjusted Net Interest Income (FTE) (Non-GAAP)	**4Q 2024**	**3Q 2024**	**4Q 2023**	**12/31/24**	**12/31/23**
(Dollars in Thousands)					
Interest Income (FTE)(Non-GAAP)					
Interest and Dividend Income (GAAP)	$ 56,502	$ 56,595	$ 51,863	$ 221,729	$ 196,420
Tax Equivalent Adjustment [3]	182	190	236	775	1,004
Interest and Dividend Income (FTE) (Non-GAAP)	**56,684**	**56,785**	**52,099**	**222,504**	**197,424**
Average Earning Assets	$4,520,295	$ 4,447,455	$ 4,404,458	$ 4,458,601	$ 4,293,838
Yield on Interest-earning Assets (GAAP)	**4.97%**	**5.06%**	**4.67%**	**4.97%**	**4.57%**
Yield on Interest-earning Assets (FTE) (Non-GAAP)	**4.99%**	**5.08%**	**4.69%**	**4.99%**	**4.60%**
Net Interest Income (GAAP)	$ 29,148	$ 28,798	$ 27,420	$ 114,457	$ 122,310
Tax Equivalent Adjustment [3]	182	190	236	775	1,004
Net Interest Income (FTE) (Non-GAAP)	**29,330**	**28,988**	**27,656**	**115,232**	**123,314**
Average Earning Assets	$4,520,295	$ 4,447,455	$ 4,404,458	$ 4,458,601	$ 4,293,838
Net Interest Margin (GAAP)	**2.57%**	**2.58%**	**2.47%**	**2.57%**	**2.85%**
Net Interest Margin (FTE) (Non-GAAP)	**2.58%**	**2.59%**	**2.49%**	**2.58%**	**2.87%**

[3] Computed on a fully taxable equivalent basis ("FTE") using a 21% federal income tax rate for the 2024 and 2023 periods.

Carter Bankshares, Inc.

As of December 31, 2024 49

Non-GAAP Reconciliation

Net interest income (FTE) (non-GAAP) and total Interest and dividend income (FTE) (non-GAAP) , which are used in computing net interest margin (FTE) (non-GAAP) , and adjusted efficiency ratio (non-GAAP), respectively, provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. The adjusted efficiency ratio (non-GAAP) excludes losses on sales and write-downs of branch premises, net, gains on sales and write-downs of OREO, net, non-recurring one-time operating expenses, associate separations, contingent liability, the (gains) losses on sales of securities, net, equity security unrealized fair value gains, and OREO income. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the combined economic results of the Company's operations.

	Quarter-to-Date			Year-to-Date	
Adjusted Efficiency Ratio (Non-GAAP)	**4Q 2024**	**3Q 2024**	**4Q 2023**	**12/31/24**	**12/31/23**
(Dollars in Thousands)					
Noninterest Expense	**$ 28,866**	**$ 27,433**	**$ 29,072**	**$ 110,002**	**$ 105,466**
Less: Losses on sales and write-downs of Branch Premises, net	(54)	(9)	(19)	(108)	(103)
Less: Gains (Losses) on Sales and write-downs of OREO, net	14	502	(201)	866	(1,100)
Less: Non-recurring one-time Expense	—	—	—	—	(193)
Less: Associate Separations	—	—	(192)	—	(192)
Less: Contingent Liability	—	(303)	—	(303)	(115)
Adjusted Noninterest Expense (Non-GAAP)	**28,826**	**27,623**	**28,660**	**110,457**	**103,763**
Net Interest Income	**$ 29,148**	**$ 28,798**	**$ 27,420**	**$ 114,457**	**$ 122,310**
Plus: Taxable Equivalent Adjustment[3]	182	190	236	775	1,004
Net Interest Income (FTE) (Non-GAAP)	**29,330**	**28,988**	**27,656**	**115,232**	**123,314**
Less: (Gains) Losses on Sales of Securities, net	(32)	—	1,511	(68)	1,521
Less: Equity Security Unrealized Fair Value Loss (Gain)	166	(144)	—	(41)	—
Less: OREO Income	(2)	(16)	(21)	(46)	(75)
Noninterest Income	**5,368**	**5,422**	**3,245**	**21,368**	**18,278**
Net Interest Income (FTE) (Non-GAAP) plus Adjusted Noninterest Income	**$ 34,830**	**$ 34,250**	**$ 32,391**	**$ 136,445**	**$ 143,038**
Efficiency Ratio (GAAP)	**83.63%**	**80.17%**	**94.81%**	**80.99%**	**75.02%**
Adjusted Efficiency Ratio (Non-GAAP)	**82.76%**	**80.65%**	**88.48%**	**80.95%**	**72.54%**

[3] Computed on a fully taxable equivalent basis ("FTE") using a 21% federal income tax rate for the 2024 and 2023 periods.

Carter Bankshares, Inc.

50

Non-GAAP Reconciliation 51As of December 31, 2024 $252 The adjusted book value ratio excludes accumulated other comprehensive loss ("AOCL") and adds back the other segment reserve release, net of tax. The Company believes this adjusted measure enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCL and the other segment reserve, some of which are uncertain and difficult to predict, or assuming that the Company realized all the previously unrealized losses on available-for-sale securities at the end of the period or the hypothetical release of the other segment reserve. Year-to-Date Adjusted Book Value (Non-GAAP) 2024 (Dollars in Thousands) Adjusted Book Value (Non-GAAP) Total Shareholders' Equity $ 384,313 Add: AOCL 64,521 Add: Other Segment Reserve Release, net of tax 24,067 Total Shareholders' Equity, excluding AOCI and segment reserve release (Non-GAAP) $ 472,901 Common Shares Outstanding at End of Period 23,069 Book Value (GAAP) $ 16.66 Adjusted Book Value (Non-GAAP) $ 20.50

Non-GAAP Reconciliation 52As of December 31, 2024 $252 Adjusted Nonperforming Loans ("NPL") to Total Portfolio Loans (Non-GAAP) December 31, 2024 (Dollars in Thousands) Adjusted NPLs (Non-GAAP) Total NPL $ 259,349 Less: Bank's Largest Lending Relationship 251,982 Total NPL, excluding Bank's Largest Lending Relationship (Non-GAAP) $ 7,367 Total Portfolio Loans $ 3,624,826 NPL to Total Portfolio Loans (GAAP) 7.15 % Adjusted NPL to Total Portfolio Loans (Non-GAAP) 0.20 % Adjusted Allowance for Credit Losses ("ACL") to Total Portfolio Loans (Non-GAAP) December 31, 2024 (Dollars in Thousands) Adjusted ACL (Non-GAAP) Total ACL $ 75,600 Less: Bank's Largest Lending Relationship Reserve 30,258 Total ACL, excluding Bank's Largest Lending Relationship Reserve (Non-GAAP) $ 45,342 Total Portfolio Loans $ 3,624,826 ACL to Total Portfolio Loans (GAAP) 2.09 % Adjusted ACL to Total Portfolio Loans (Non-GAAP) 1.25%